UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 12, 2004

LSI LOGIC CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	0-11674	94-2712976

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1621 Barber Lane
Milpitas, California 95035

(Address, including zip code, of principal executive offices)

Registrant’s telephone number, including area code:
(408) 433-8000

Not Applicable

(Former name or former address, if changed since last report)

Item 5. Other Items and Regulation FD Disclosure

LSI Logic Corporation (“LSI Logic” or the “Registrant”) issued a press release stating that it expected to report consolidated revenues of approximately $448 million in the second quarter of 2004, a 10% increase over second quarter 2003 results. The Registrant earlier forecasted second quarter revenues in the range of $455 million to $470 million. LSI Logic updated its 2004-second quarter revenue projections due primarily to softer-than-anticipated demand for semiconductors in storage components and video game console markets.

LSI Logic anticipates that its second quarter earnings per share will be in the range of 1-3 cents per diluted share on a GAAP basis, consistent with previous guidance. LSI Logic anticipates that its second quarter gross margin will be approximately 46 percent, compared to the previous guidance of 45-46 percent.

LSI Logic operates in two reportable segments: semiconductors and storage systems. LSI Logic expects to report approximately $336 million in second quarter semiconductor segment revenues. Second quarter storage systems revenues are anticipated to be about $112 million, which excludes approximately $1 million in inter-company sales to the semiconductor segment.

Safe Harbor for Forward Looking Statements

This filing and the news release include preliminary financial estimates and forward-looking statements, which include the following: the company’s preliminary estimates of revenues, earnings per share and gross margin for the second quarter of 2004; forecasts of positive growth for the global semiconductor industry in 2004; and the anticipation that the second half of the year will be stronger than the first half of the year. These forward-looking statements are based on the opinions and estimates of management at the time the statements are made and are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements. Factors that could cause LSI Logic’s actual results to differ materially from those set forth in the forward-looking statements include, but are not limited to: receipt of more detailed information about the company’s second quarter results; further analysis of revenues and expenses for the second quarter; the strength of the global semiconductor industry; and the timing and volumes of customer demand. For additional information, readers are referred to the risk factors contained in the documents filed by LSI Logic with the SEC, and specifically the most recent reports on Form 10-K, 10-Q and 8-K.

Item 7. Financial Statements and Exhibits

The following exhibit is furnished pursuant to Item 12:

     Exhibit 99.1* LSI Logic Corporation News Release issued July 12, 2004.

*Furnished, not filed

Item 12. Results of Operations and Financial Condition

On July 12, 2004, the Registrant issued a press release regarding its expected financial results for the fiscal quarter ended July 4, 2004. A copy of the news release is furnished as Exhibit 99.1 to this Current Report Form 8-K and is incorporated by reference herein.

Use of Non-GAAP Financial Information

LSI Logic has referenced non-GAAP financial information in the news release. LSI Logic management believes that the results of operations excluding special items presented herein for the three month ended July 4, 2004, provides useful information to investors regarding results of operations, as it excludes charges, expenses, gains and losses that are not directly related to the ongoing business results and/or stem from purchase business combinations. These business results are used by management for evaluating historical performance in addition to being used for the Company’s forecasting and planning for future periods. Restructuring of operations, acquisition related amortization and other special items are examples of charges that are not directly related to the Company’s ongoing business and/or stem from purchase business combinations.

Results of operations excluding special items for the period presented are provided for illustrative purposes only and should be read in conjunction with the comparable information presented in accordance with generally accepted accounting principles in the United States and the Company’s most recent annual report on Form 10-K for the twelve months ended December 31, 2003.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LSI LOGIC CORPORATION a Delaware Corporation
Dated: July 14, 2004
	By:	/s/ David G. Pursel
David G. Pursel
Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit
Number	Description
99.1	Text of News Release dated July 12, 2004